EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 9, 2003 relating to the financial statements, which appear in The Stride Rite Corporation Annual Report on Form 10-K for the year ended November 29, 2002. We also consent to the incorporation by reference of our report dated January 9, 2003 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.




PricewaterhouseCoopers LLP

BOSTON, MASSACHUSETTS

May 16, 2003